                                                                     EXHIBIT 11

                  GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                                     (unaudited)


                                                                Quarters Ended June 30,               Six Months Ended June 30,
                                                            -------------------------------         -------------------------------
                                                               1996                1995                1996                1995
                                                            -----------         -----------         -----------         -----------
PRIMARY EARNINGS PER SHARE
Net income (loss). . . . . . . . . . . . . . . . . . . .   $  (71,934)             49,520            (193,974)             59,981
Dividends on preferred stock . . . . . . . . . . . . . .      (31,259)            (31,367)            (62,561)            (63,240)
                                                            -----------         -----------         -----------         -----------
Net income (loss) applicable to common stock . . . . . .   $ (103,193)             18,153            (256,535)             (3,259)
                                                            -----------         -----------         -----------         -----------
                                                            -----------         -----------         -----------         -----------

Common shares outstanding. . . . . . . . . . . . . . . .    4,359,888           4,362,080           4,359,888           4,362,080
Effect of using weighted average common and common
   equivalent shares . . . . . . . . . . . . . . . . . .       (2,578)               (824)             (8,753)            (14,290)
Effect of shares issuable under common stock warrants
   using the treasury stock method . . . . . . . . . . .            *             115,385                   *                   *
Effect of shares issuable under stock options using
    the treasury stock method. . . . . . . . . . . . . .            *              14,495                   *                   *
                                                            -----------         -----------         -----------         -----------
Shares used in computing primary earnings per share. . .    4,357,310           4,491,136           4,351,135           4,347,790
                                                            -----------         -----------         -----------         -----------
                                                            -----------         -----------         -----------         -----------

Primary earnings per common share. . . . . . . . . . . .   $    (0.02)                 **               (0.06)                 **
                                                            -----------         -----------         -----------         -----------
                                                            -----------         -----------         -----------         -----------

FULLY DILUTED EARNINGS PER SHARE
Net income (loss). . . . . . . . . . . . . . . . . . . .   $  (71,934)             49,520            (193,974)             59,981
Dividends on preferred stock . . . . . . . . . . . . . .      (31,259)            (31,367)            (62,561)            (63,240)
                                                            -----------         -----------         -----------         -----------
Net income (loss) as adjusted. . . . . . . . . . . . . .   $ (103,193)             18,153            (256,535)             (3,259)
                                                            -----------         -----------         -----------         -----------
                                                            -----------         -----------         -----------         -----------

Shares used in computing primary earnings
   per share . . . . . . . . . . . . . . . . . . . . . .    4,357,310           4,491,136           4,351,135           4,347,790
Effect of shares issuable upon conversion of
   preferred stock . . . . . . . . . . . . . . . . . . .            *                   *                   *                   *
                                                            -----------         -----------         -----------         -----------
Shares used in computing fully diluted earnings
   per share . . . . . . . . . . . . . . . . . . . . . .    4,357,310           4,491,136           4,351,135           4,347,790
                                                            -----------         -----------         -----------         -----------
                                                            -----------         -----------         -----------         -----------

Fully diluted earnings per common share. . . . . . . . .   $    (0.02)                 **               (0.06)                 **
                                                            -----------         -----------         -----------         -----------
                                                            -----------         -----------         -----------         -----------


*   Antidilutive
**  Less than $.01 per share